Exhibit 4.1

NUMBER U-__________		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	EDTECHX HOLDINGS ACQUISITION CORP. II

CUSIP 28139A 201

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK AND

ONE-HALF OF ONE REDEEMABLE WARRANT TO PURCHASE ONE SHARE OF CLASS A COMMON STOCK

THIS CERTIFIES THAT

is the owner of                                                                                                                   Units.

Each Unit (“Unit”) consists of one (1) share of Class A common stock, par value $0.0001 per share (“Common Stock”), of EdtechX Holdings Acquisition Corp. II, a Delaware corporation (the “Company”), and one-half (1/2)of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder to purchase one (1) share (subject to adjustment) of Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) thirty (30) days after the Company’s completion of a merger, capital stock exchange, asset acquisition, or other similar business combination with one or more businesses (each a “Business Combination”) or (ii) twelve (12) months from the closing of the Company’s initial public offering (the “IPO”), and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation. The Common Stock and Warrant(s) comprising the Unit(s) represented by this certificate are not transferable separately prior to __________, 2020, unless Jefferies LLC elects to allow earlier separate trading, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO and issuing a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of ____, 2020, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
	Chairman	Secretary

EdtechX Holdings Acquisition Corp. II

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                    Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                           Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Corporation’s final prospectus dated                  , 2020, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the shares of Class A common stock sold in the Company’s initial public offering and liquidates, (ii) the Company redeems the shares of Class A common stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A common stock if it does not consummate an initial business combination by , 2022, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A common stock or in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account. Notwithstanding the foregoing, except as otherwise agreed to by the Company, a holder of common stock sold in the initial public offering, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), will be restricted from demanding redemption with respect to more than 15% of such shares of common stock.